Exhibit 10.48

AMENDMENT NO. 2 TO RETENTION AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to the Retention Agreement, dated April 29, 2011 (the “Original Agreement” and together with the Amendment, the “Agreement”), by and between The Active Network, Inc. (the “Company”) and Darko Dejanovic (the “Employee”), is made as of December 20, 2012, by and between the Company and the Employee and amends the Original Agreement. The Company and the Employee are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

RECITALS

WHEREAS, Employee’s Retention Agreement was previously amended by The Active Network, Inc. Notice of Grant of Restricted Stock Units (Performance Vesting) (“Amendment No. 1” and together with Amendment No. 2, the “Amendments”) pursuant to which, among other things, 45,419 Performance Based Restricted Stock Units granted to Employee on May 23, 2012 and 90,838 Performance Based Restricted Stock Units granted to Employee on August 28, 2012 were deemed not to be “Stock Awards” for purposes of Employee’s Retention Agreement (the “Excluded Stock Awards”).

WHEREAS, Employee has recently been promoted to President of the Company, and in connection with such promotion, the Company’s Compensation Committee of the Board of Directors believes that it is in the best interests of the Company and its stockholders to incentivize Employee with benefits comparable to the Company’s other executive officers upon a Change of Control of the Company.

NOW THEREFORE in consideration of the mutual covenants, recitals and promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereto hereby agree as follows:

AGREEMENT

In consideration of the foregoing Recital and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1. Amendment to the Agreement. Section 1.4 of the Original Agreement is hereby amended and restated in its entirety as follows:

“1.4 Compensation Upon a Change of Control. Employee’s compensation upon termination after a Change of Control shall be identical to the compensation provided under the various scenarios described in Sections 1.3.1, 1.3.2 and 1.3.3, except that immediately upon a Change of Control, regardless of termination, all of Employee’s unvested Stock Awards shall automatically accelerate and vest and/or become exercisable and the Employee’s Stock Awards shall remain exercisable by the Employee for a period of two (2) years following the date of termination or such shorter maximum period as will not result in adverse tax consequences to the Employee under Section 409A of the Code and the Treasury Regulations thereunder.”

2. Full Force and Effect. Except as expressly modified by the Amendments, the Original Agreement remains in full force and effect. All references in the Original Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by the Amendments. In the event any of the terms and conditions of the Original Agreement conflict with the terms and conditions of the Amendments, the terms and conditions of the Amendments shall prevail only as to the subject matter expressly stated herein. For avoidance of doubt, the Excluded Stock Awards shall continue to not be deemed Stock Awards for purposes of Employee’s Retention Agreement and shall be treated in accordance with the terms and conditions set forth in Amendment No. 1.

3. Counterparts. This Amendment No. 2 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document, binding against each of the Parties. To the maximum extent permitted by law or by any applicable governmental authority, this Amendment may be transmitted by facsimile, electronic mail (including pdf) or other transmission method with the same validity as if it were an ink-signed document and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first above written.

THE ACTIVE NETWORK, INC.

By:	/s/ Matt Landa
	Name:	Matt Landa
	Title:	Chief Executive Officer

DARKO DEJANOVIC

/s/ Darko Dejanovic